Exhibit 99.1
Retail Ventures, Inc. Reports First Quarter Operating Results
Columbus, Ohio, June 11, 2007 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the first quarter ended May 5, 2007.
•	Total sales for the thirteen week period ended May 5, 2007 increased 4.5% to $754.1 million from $721.5 million for the thirteen weeks ended April 29, 2006. The Company’s same store sales decreased 5.2% for the comparable thirteen week period.

	Thirteen weeks ended
	May 5,	April 29,
	2007	2006
	(in thousands)
Total Sales:
Value City	$288,235	$314,427
DSW	356,997	316,487
Filene’s Basement	108,842	90,599

	$754,074	$721,513

Comparable Sales Percentage:
Value City	(8.7)%	2.5%
DSW	(3.6)%	4.2%
Filene’s Basement	1.6%	4.6%

	(5.2)%	3.5%

•	Net income for the quarter was $2.7 million, or $0.06 per share on a basic basis and $0.05 per share on a diluted basis, compared to a net loss of $64.9 million, or a negative $1.58 per share on a basic and diluted basis in the first quarter last year.
The Company believes the non-cash accounting charge associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Thirteen weeks ended
	May 5,	April 29,
	2007	2006
	(in thousands)
Operating profit (loss):
Non-GAAP operating profit	$15,323	$14,663
Change in fair value of derivative instruments	12,549	(64,809)

GAAP operating profit (loss)	$27,872	$(50,146)

	Thirteen weeks ended
	May 5,	April 29,
	2007	2006
	(in thousands, except per share amounts)
Net income (loss):
Non-GAAP net loss	$(9,809)	$(139)
Change in fair value of derivative instruments	12,549	(64,809)

GAAP net income (loss)	$2,740	$(64,948)

Basic income (loss) per share:
Non-GAAP basic loss per share	$(0.21)	$0.00
Change in fair value of derivative instruments	0.27	(1.58)

GAAP basic income (loss) per share	$0.06	$(1.58)

Diluted income (loss) per share:
Non-GAAP diluted loss per share	$(0.21)	$0.00
Change in weighted average shares outstanding due to Non-GAAP net loss	0.05	0.00
Change in fair value of derivative instruments	0.21	(1.58)

GAAP diluted income (loss) per share	$0.05	$(1.58)

Retail Ventures, Inc. is a leading off-price retailer operating as of May 5, 2007, 113 Value City Department Stores in the midwest, mid-Atlantic and southeastern United States, 34 Filene’s Basement stores in major metropolitan areas in the northeast and midwest and 230 DSW stores located in major metropolitan areas throughout the United States. DSW also supplies shoes, under supply arrangements, to 332 locations for other non-related retailers in the United States.
Webcast and Conference Call
To hear the Company’s live first quarter earnings conference call, log on to www.retailventuresinc.com at 5:00 p.m. ET on, June 11, 2007. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial 866-439-4554, followed by pin number 329675#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2007 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These risks and uncertainties include, without limitation: decline in demand for our merchandise, our ability to achieve our business plans, expected cash flow from operations, vendors and their factor relations, flow of merchandise, compliance with our credit agreements, our ability to strengthen our liquidity and increase our credit availability, the availability of desirable store locations on suitable terms, changes in consumer spending patterns, marketing strategies, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, seasonality of operations, changes in fuel and energy costs, changes in existing or potential duties, tariffs or quotas, paper and printing costs, the ability to hire and train associates, development of management information systems and other factors.

Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	May 5,	February 3,	April 29,
	2007	2007	2006

ASSETS
Cash and equivalents	$168,692	$160,221	$204,558
Restricted cash	516	511
Short-term investments	99,250	98,650
Accounts receivable, net	23,464	20,558	16,119
Inventories	578,515	545,584	541,709
Prepaid expenses and other assets	32,353	36,686	24,289
Deferred income taxes	39,782	25,737	72,497

Total current assets	942,572	887,947	859,172

Property and equipment, net	291,082	279,909	261,442
Goodwill	25,899	25,899	25,899
Tradenames and other intangibles, net	33,917	34,976	38,156
Deferred income taxes and other assets	30,772	38,486	8,699

Total assets	$1,324,242	$1,267,217	$1,193,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, net	$258,400	$217,336	$274,805
Accrued expenses	180,244	179,007	172,926
Warrant liability	218,524	216,400	182,084
Current maturities of long-term obligations	818	765	638

Total current liabilities	657,986	613,508	630,453

Long-term obligations, net of current maturities	276,047	265,783	181,330
Conversion feature of long-term debt	48,097	62,770
Deferred income taxes and other noncurrent liabilities	100,158	95,108	133,756
Minority interest	147,553	138,428	119,245
Total shareholders’ equity	94,401	91,620	128,584

Total liabilities and shareholders’ equity	$1,324,242	$1,267,217	$1,193,368

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks Ended
	May 5,	April 29,
	2007	2006

Net sales	$754,074	$721,513
Cost of sales	(450,140)	(430,888)

Gross profit	303,934	290,625
Selling, general and administrative expenses	(291,575)	(277,524)
Change in fair value of derivative instruments	12,549	(64,809)
License fees and other income	2,964	1,562

Operating profit (loss)	27,872	(50,146)
Interest expense, net	(3,470)	(2,492)

Income (loss) before income taxes and minority interest	24,402	(52,638)
Provision for income taxes	(12,887)	(5,846)

Income (loss) before minority interest	11,515	(58,484)
Minority interest	(8,775)	(6,464)

Net income (loss)	$2,740	$(64,948)

Basic income (loss) per share	$0.06	$(1.58)
Diluted income (loss) per share	$0.05	$(1.58)

Basic shares used in calculation	47,270	41,061
Diluted shares used in calculation	59,369	41,061

Same store sales:
Value City	(8.7)%	2.5%
DSW	(3.6)	4.2
Filene’s Basement	1.6	4.6

Total	(5.2)%	3.5%

Store and supply arrangement locations count at end of period:
Value City	113	113
DSW	230	204
Filene’s Basement	34	26

	377	343
Supply arrangement locations	332	216

Total	709	559

SOURCE: Retail Ventures, Inc.

The tables below present segment information for the three months ended May 5, 2007 and April 29, 2006.

					Intersegment
	Value City	DSW	Filene’s Basement	Corporate	Eliminations	Total
	(in thousands)
Three months ended May 5, 2007
Net Sales	$288,235	$356,997	$108,842			$754,074
Operating (loss) profit	(13,156)	37,218	(8,739)	$12,549		27,872
Depreciation and amortization	5,617	5,190	3,328	778		14,913
Interest expense	3,118	138	1,743	3,224	$(2,037)	6,186
Interest income	77	1,857	22	2,797	(2,037)	2,716
Benefit (provision) for income taxes	5,836	(15,193)	3,939	(7,469)		(12,887)

Capital expenditures	(72)	18,675	6,569	(66)		25,106

As of May 5, 2007
Total assets	$427,719	$650,351	$196,808	$328,247	$(278,883)	$1,324,242

					Intersegment
	Value City	DSW	Filene’s Basement	Corporate	Eliminations	Total
	(in thousands)
Three months ended April 29, 2006
Net Sales	$314,427	$316,487	$90,599			$721,513
Operating (loss) profit	(9,583)	27,889	(3,643)	$(64,809)		(50,146)
Depreciation and amortization	6,249	4,901	2,089	602		13,841
Interest expense	2,999	140	991	860	$(860)	4,130
Interest income	993	1,464	8	33	(860)	1,638
Benefit (provision) for income taxes	3,909	(11,694)	1,939			(5,846)

Capital expenditures	168	4,232	590	480		5,470

As of February 3, 2007
Total assets	$438,899	$603,785	$175,287	$328,208	$(278,962)	$1,267,217